As filed with the Securities and Exchange Commission on February 3, 1997 Registration No.____________________

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             REGISTRATION STATEMENT
                                       on
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 VIDEONICS, INC.
             [Exact name of Registrant as specified in its charter]

                    California                    77-0118151
           (State or other jurisdiction        (I.R.S. Employer
                of incorporation)            Identification No.)

                                1370 Dell Avenue
                           Campbell, California 95008
                    (Address of Principal Executive Offices)

                                 Videonics, Inc.
                         Amended 1996 Stock Option Plan
                              (Full title of Plan)

                             Mr. Michael L. D'Addio
                             Chief Executive Officer
                                 Videonics, Inc.
                                1370 Dell Avenue
                           Campbell, California 95008
                                 (408) 866-8300
            (Name, address and telephone number of agent for service)

             Copies to:                Wise & Shepard LLP
                                       3030 Hansen Way, Suite 100
                                       Palo Alto, California 94304
                                       (415) 856-1200
                                       Attention:  Jerrold F. Petruzzelli, Esq.

               Approximate date of commencement of proposed sales:
                   From time to time after the effective date
                         of this Registration Statement


===============================================================================
                         CALCULATION OF REGISTRATION FEE
     --------------------------- -------------------------- -------------------------- -------------------------- -----------------
      Title of each class of                                        Proposed               Proposed maximum          Amount of
         securities to be        Amount to be registered     maximum offering price           aggregate             registration
            registered                                           per share (1)            offering price(1)           fee (1)
     --------------------------- -------------------------- -------------------------- -------------------------- -----------------
           Common Stock,                 500,000                     $7.875                 $3,937,500.00              $1,193.18
           no par value
     --------------------------- -------------------------- -------------------------- -------------------------- -----------------

(1) Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the bid and asked prices for Videonics, Inc. Common Stock on the NASDAQ National Market Systems' quotation system on January 27, 1997.

                     Statement of Incorporation by Reference

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 33-06665, relating to the Registrant's 1996 Stock Option Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on this 30th day of January, 1997.


                                            VIDEONICS, INC.



                                            By:  /s/ Michael L. D'Addio
                                                 ===========================
                                                 Michael L. D'Addio
                                                 Chairman of the Board,
                                                 Chief Executive Officer and
                                                 President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each officer or director of Videonics, Inc. whose signature appears below constitutes and appoints Michael
L. D'Addio and James A. McNeill, jointly and severally, his attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on January 30, 1997, by the following persons in the capacities indicated.




Signature                                                          Title




/s/ Michael L. D'Addio                  Chairman of the Board,  Chief  Executive
====================                   Officer, President and Director
Michael L. D'Addio



/s/ James A. McNeill                    Vice   President   of   Finance,   Chief
===================                    Financial    Officer    and    Assistant
James A. McNeill                       Secretary



/s/ Mark C. Hahn                         Director,  Chief Technical Officer,and
==============                          Secretary
Mark C. Hahn



/s/ Carl E. Berg                         Director
===============
Carl E. Berg



/s/ N. William Jasper, Jr.               Director
========================
N. William Jasper, Jr.

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       On

                                    Form S-8

                                      Under

                           The Securities Act of 1933




                                 Videonics, Inc.
               (Exact name of issuer as specified in its charter)



===============================================================================

                                 Videonics, Inc.



                                INDEX TO EXHIBITS

                                                                                           Sequential
          Exhibit Number               Description                                         Page Number

                 4.1                    Amended  and  Restated   Articles  of                   *
                                        Incorporation  of  Videonics,   Inc.,
                                        dated December 19, 1994.


                 4.2                    Amended   and   Restated   Bylaws  of                   **
                                        Videonics,  Inc.,  as  adopted by the
                                        Board of  Directors  on  October  27,
                                        1994

                 4.3                    Videonics,  Inc.  Amended  1996 Stock                    7
                                        Option Plan and related documents.

                                        Opinion of Wise & Shepard LLP
                  5                                                                             15
                  23                    Consent of Coopers & Lybrand L.L.P.,                    17
                                        Independent Accountants

                  24                    Power of Attorney                                       ***



     * Incorporated by reference from Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 0-25036).
     ** Incorporated by reference from Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File number 0-25036).

     *** Included on the signature page of this Registration Statement.